Exhibit 99.1

PROPERTIES OWNED BY SUMMIT HOTEL PROPERTIES, LLC AS OF DECEMBER 31, 2009

				For the Year Ended December 31, 2009
Property Name	Franchise	Number of Guest Rooms	Acquisition/ Opening Date	Occupancy Rate	ADR	RevPAR
Jacksonville, FL(1)	aLoft	136	8/6/2009	30.26%	67.36	20.38
Ft. Smith, AR	Aspen Hotel	57	6/24/2003	51.59%	68.74	35.46
Bloomington, MN	Cambria Suites	113	11/15/2007	58.70%	87.38	51.29
Boise, ID	Cambria Suites	119	4/13/2007	61.56%	73.46	45.22
Baton Rouge, LA	Cambria Suites	127	12/11/2008	52.13%	87.76	45.75
San Antonio, TX	Cambria Suites	126	12/18/2008	58.39%	74.23	43.34
Fort Smith, AR	Comfort Inn	89	4/3/1995	58.72%	72.77	42.73
Missoula, MT	Comfort Inn	52	1/12/1996	63.56%	87.42	55.56
Salina, KS	Comfort Inn	60	3/27/1992	66.10%	69.33	45.83
Twin Falls, ID (2)	Comfort Inn & Suites	111	10/24/1992	63.93%	71.28	45.57
Charleston, WV	Comfort Suites	67	4/20/2001	73.76%	92.31	68.09
Ft. Worth, TX	Comfort Suites	70	6/19/1999	45.71%	89.45	40.89
Lakewood, CO	Comfort Suites	62	4/29/1995	61.72%	83.38	51.46
Charleston, WV	Country Inn & Suites	64	7/23/2001	72.71%	95.65	69.55
Flagstaff, AZ(1)	Courtyard by Marriott	164	8/17/2009	47.80%	81.37	38.89
Germantown, TN	Courtyard by Marriott	93	2/24/2005	68.12%	91.97	62.65
Jackson, MS	Courtyard by Marriott	117	2/24/2005	68.43%	94.10	64.39
Memphis, TN	Courtyard by Marriott	96	6/30/2005	68.92%	67.09	46.24
Missoula, MT	Courtyard by Marriott	92	12/16/2005	61.13%	102.47	62.64
Scottsdale, AZ	Courtyard by Marriott	153	8/1/2003	63.27%	93.88	59.40
Baton Rouge, LA	Fairfield Inn by Marriott	79	2/13/2004	65.97%	82.59	54.48
Bellevue, WA	Fairfield Inn by Marriott	144	7/30/1997	56.65%	102.62	58.13
Boise, ID	Fairfield Inn by Marriott	63	4/7/1995	60.57%	70.81	42.89
Denver, CO	Fairfield Inn by Marriott	161	6/19/1997	71.54%	84.92	60.75
Emporia, KS	Fairfield Inn by Marriott	57	12/12/1994	63.72%	74.68	47.59
Germantown, TN	Fairfield Inn by Marriott	80	6/16/2005	59.58%	74.15	44.18
Lakewood, CO	Fairfield Inn by Marriott	63	4/14/1995	61.97%	85.71	53.11
Lewisville, TX	Fairfield Inn by Marriott	71	12/7/2000	50.19%	78.90	39.60
Salina, KS	Fairfield Inn by Marriott	63	6/1/1994	66.08%	68.58	45.32
Spokane, WA	Fairfield Inn by Marriott	86	5/1/1995	71.07%	100.97	71.76
Bloomington, MN	Hampton Inn	146	9/28/2007	67.80%	109.30	74.11
Boise, ID	Hampton Inn	63	5/1/1995	61.39%	84.49	51.87
Denver, CO	Hampton Inn	149	7/24/2003	42.94%	89.04	38.23
El Paso, TX	Hampton Inn	139	8/1/2005	83.60%	107.90	90.20
Ft. Collins, CO	Hampton Inn	75	11/1/1996	56.54%	85.77	48.49
Ft. Smith, AR	Hampton Inn	178	10/4/2005	61.65%	101.32	62.46
Ft. Wayne, IN	Hampton Inn	119	2/1/2006	61.53%	88.23	54.29
Ft. Worth, TX	Hampton Inn	105	11/19/2007	64.32%	109.59	70.49
Medford, OR	Hampton Inn	75	6/25/2001	66.10%	102.42	67.70
Provo, UT	Hampton Inn	87	1/24/1996	71.04%	83.31	59.18
Twin Falls, ID	Hampton Inn	75	4/28/2004	62.44%	91.18	56.93
Ft. Collins, CO	Hilton Garden Inn	120	9/21/2007	40.32%	93.06	37.52
Boise, ID	Holiday Inn Express	63	6/21/2005	69.59%	81.43	56.67
Emporia, KS	Holiday Inn Express	58	8/30/2000	75.96%	85.57	65.00
Las Colinas, TX	Holiday Inn Express	128	5/2/2007	55.32%	68.62	37.96
Sandy, UT	Holiday Inn Express	88	3/26/1998	70.92%	87.19	61.84

Twin Falls, ID(1)	Holiday Inn Express	91	3/9/2009	54.32%	88.36	48.00
Vernon Hills, IL	Holiday Inn Express	119	12/30/1999	53.25%	81.77	43.54
Atlanta, GA	Hyatt Place	150	4/12/2006	85.22%	70.87	60.40
Ft. Myers, FL(1)	Hyatt Place	148	10/13/2009	13.09%	71.89	9.41
Las Colinas, TX	Hyatt Place	122	5/2/2007	59.67%	87.45	52.18
Portland, OR(1)	Hyatt Place	136	11/18/2009	21.84%	77.79	16.99
Ft. Wayne, IN	Residence Inn by Marriott	109	2/1/2006	69.60%	94.92	66.06
Germantown, TN	Residence Inn by Marriott	78	6/16/2005	64.71%	96.40	62.38
Jackson, MS	Residence Inn by Marriott	100	10/16/2007	79.39%	94.45	74.98
Portland, OR(1)	Residence Inn by Marriott	124	8/19/2009	56.12%	93.55	52.50
Baton Rouge, LA	SpringHill Suites by Marriott	78	2/13/2004	60.82%	92.27	56.12
Denver, CO	SpringHill Suites by Marriott	124	12/7/2007	60.97%	95.89	58.46
Flagstaff, AZ(3)	SpringHill Suites by Marriott	112	10/30/2008	40.86%	68.19	27.86
Lithia Springs, GA	SpringHill Suites by Marriott	78	2/13/2004	52.31%	79.21	41.43
Little Rock, AR	SpringHill Suites by Marriott	78	2/13/2004	64.77%	91.87	59.50
Nashville, TN	SpringHill Suites by Marriott	78	2/13/2004	69.29%	93.92	65.08
Scottsdale, AZ	SpringHill Suites by Marriott	123	8/1/2003	56.96%	91.34	52.03
Jackson, MS	Staybridge Suites	92	6/5/2007	73.42%	81.95	60.17
Baton Rouge, LA	TownePlace Suites by Marriott	90	2/13/2004	72.63%	79.15	57.49

Total		6533		61.92%	87.40	54.12

(1) Properties acquired or opened during 2009.  Operating data is for the period the hotel was owned by the Company.
(2) Converted two existing properties into on Comfort Inn & Suites (previously Comfort Inn & Holiday Inn Express)
(3) Converted into a SpringHill Suites July 2009 (previously Flagstaff Suites)